UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2013

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

December 23, 2013 Notes

On December 23, 2013, we entered into two securities purchase agreements dated December 23, 2013 (the “Dec 23 SPAs”) with two lenders, whereby the lenders agreed to purchase and we agreed to issue and sell six 8% convertible notes, each in the aggregate principal amount of $25,000.00 (each, a “Dec 23 Note”). The parties agreed that the first two of the Dec 23 Notes shall be paid for by the lender in cash and the third, fourth, fifth and sixth of the Dec 23 Notes (the “Dec 23 Back End Notes”) shall initially be paid for by the issuance of four offsetting $25,000.00 secured notes issued to our company by the lenders (each, a “Dec 23 Offsetting Notes”), provided that prior to conversion of the four Dec 23 Back End Notes as described below, the lenders must have paid off the applicable Dec 23 Offsetting Note in cash. Pursuant to the Dec 23 SPAs, we agreed to maintain the listing and trading of our common stock on the OTCQB or any equivalent replacement exchange or a recognized stock exchange and will comply with our reporting, filing and other obligations under our bylaws or the rules of FINRA.

On December 23, 2013, in connection with the Dec 23 SPAs, we issued the six  Dec 23 Notes, including the four Dec 23 back End Notes to the lenders and received the four Dec 23 Offsetting Notes.

Pursuant to the first and second of the six Dec 23 Notes, we promised to pay the lenders each the principal equal to $25,000.00, or $50,000.00 in the aggregate, on or before September 23, 2014 and to pay interest on the principal amounts outstanding thereunder at the rate of 8% per annum commencing on December 23, 2013. Pursuant to the foregoing notes, each of the lenders is entitled, at its option, at any time after 180 days, and after full cash payment for the shares convertible thereunder, to convert all or any amount of the principal amount then outstanding into shares of our common stock at a price for each share equal to 55% of the average of the two lowest closing bid prices as reported on the OTCQB for the ten prior trading days. Interest shall be paid by our company in shares of our common stock based on the same calculations applied to the principal. During the first six months of the foregoing notes are in effect, we may redeem either or both of the notes by paying to the lender an amount as follows: (i) if the redemption is within the first 60 days the note is in effect, then for an amount equal to 120% of the unpaid principal along with any prepaid and earned interest; (ii) if the redemption is after the 61st day the note is in effect, but less than the 120th day, then for an amount equal to 130% of the unpaid principal amount of the note along with any prepared and earned interest; (iii) if the redemption is after the 121st day the note is in effect but less than the 180th day, then for an amount equal to 140% of the unpaid principal amount of note along with any prepared and earned interest. The notes may not be redeemed after 180 days.

Pursuant to the remaining four Dec 23 Back End Notes offset by the applicable Dec 23 Offsetting Notes, we promised to pay the lender the aggregate principal equal to $100,000.00 ($25,000.00 per note), on or before November 23, 2014 and to pay interest on the principal amount outstanding thereunder at the rate of 8% per annum commencing on December 23, 2013. The remaining four Dec 23 Notes are convertible based on the same calculations applied to the first two of the six Dec 23 Notes. Each of the remaining four Dec 23 Back End Notes may not be prepaid, except that if the first of the Dec 23 Notes issued to each lender is redeemed by our company within 6 months of the issuance, each of the remaining Dec 23 Back End Notes issued to such lender will automatically terminate, as will each applicable Dec 23 Offsetting Note.

If an event of default should occur pursuant to the Dec 23 Notes, the Dec 23 Notes become immediately due and payable and interest shall accrue at a default interest rate of 24% per annum. Furthermore, if we do not deliver conversion shares pursuant to the Dec 23 Notes, the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to our company, which penalty increases to $500 per day beginning on the 10th day.

We issued the Dec 23 Notes to two Lenders, who are accredited US investors relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

December 30, 2013 Note

We entered into a securities purchase agreement dated December 17, 2013 (the “Dec 17 SPA”) with a lender, whereby the lender agreed to purchase and we agreed to issue and sell an 8% convertible note in the aggregate principal amount of $83,500.00 (the “Note”).

On December 30, 2013, in connection with the Dec 17 SPA, we issued the Note (dated December 13, 2013) to the lender. Pursuant to the Note, we promised to pay the lender the principal equal to $83,500.00, on or before September 17, 2014 and to pay interest on the principal amounts outstanding thereunder at the rate of 8% per annum commencing on December 30, 2013. Any amount of principal or interest on the Note which is not paid when due will bear interest at the rate of 22% per annum from the due date until the same is paid.

Pursuant to the foregoing note, the lender is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal amount then outstanding into shares of our common stock at a price for each share equal to 61% of the average of the three lowest closing bid prices as reported on the OTCQB for the ten prior trading days. During the first 180 days that the note is outstanding, we may redeem the note by paying to the lender an amount as follows: (i) if the redemption is within the first 30 days the note is in effect, then for an amount equal to 115% of the unpaid principal along with any accrued and unpaid interest; (ii) if the redemption is after the 31st day the note is in effect, but on or before the 60th day, then for an amount equal to 120% of the unpaid principal amount of the note along with any accrued and unpaid interest; (iii) if the redemption is after the 61st day the note is in effect but on or before the 90th day, then for an amount equal to 125% of the unpaid principal amount of note along with any accrued and unpaid interest; (iv) if the redemption is after the 91st day the note is in effect but on or before the 120th day, then for an amount equal to 130% of the unpaid principal amount of note along with any accrued and unpaid interest; (v) if the redemption is after the 121st day the note is in effect but on or before the 150th day, then for an amount equal to 135% of the unpaid principal amount of note along with any prepared and earned interest; and (vi) if the redemption is after the 151st day the note is in effect but on or before the 180th day, then for an amount equal to 140% of the unpaid principal amount of note along with any prepared and earned interest. The notes may not be redeemed after 180 days.

We issued the Note to one lender, who is an accredited US investor relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above related to the creation of a direct financial obligation is responsive to this Item 2.03 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                    Exhibits

10.1	Securities Purchase Agreement dated December 23, 2013 with LG Capital Funding, LLC

10.2	Securities Purchase Agreement dated December 23, 2013 with GEL Properties, LLC

10.3	Form of 8% Convertible Redeemable Note dated December 23, 2013 in the amount of $25,000.00

10.4	Form of 8% Convertible Redeemable Back End Note dated December 23, 2013 in the amount of $25,000.00

10.5	Form of Collateralized Secured Offsetting Note Dated December 23, 2013 in the amount of $25,000.00

10.6	Securities Purchase Agreement dated December 17, 2013 with Asher Enterprises, Inc.

10.7	Convertible Promissory Note dated December 13, 2013 in the amount of $83,500.00 with Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

/s/ Joel Primus

Name:       Joel Primus
                  President and Chief Executive Officer

Date: January 8, 2014